Exhibit 21.1
SUBSIDIARIES OF TRINET GROUP, INC.

Company Name	DBA/AKA	Incorporation Jurisdiction
TriNet Group, Inc.	TriNet	Delaware
TriNet HR Corporation	TriNet	California
TriNet HR II, Inc.	TriNet	Delaware
TriNet HR V, Inc.	TriNet	Delaware
TriNet Employer Group Canada, Inc.	TriNet	Ontario
TriNet Insurance Services, Inc.		California
TriNet Employee Benefit Insurance Trust		a Grantor Trust
Archimedes Risk Solutions, Ltd.		Bermuda
Gevity Insurance Agency, Inc.		Delaware
App7, Inc.	ExpenseCloud	Delaware
210 Park Avenue Holding, Inc.		Oklahoma
Accord Human Resources, Inc.	Accord	Oklahoma
Accord Human Resources 2, Inc.	Accord Human Resources of Florida II, Inc.	Florida
Accord Human Resources 8, Inc.	Accord Human Resources of Georgia, Inc.	Oklahoma
Accord Human Resources 10, Inc.		Florida
Accord Human Resources 11, Inc.	Accord Human Resources of California, Inc.	California
Accord Human Resources 12, Inc.	Accord Human Resources of Florida, Inc.	Florida
Accord Human Resources 13, Inc.	Accord Human Resources of New York II, Inc.	New York
Accord Human Resources 14, Inc.	Accord Human Resources of New York, Inc.	New York
Accord Human Resources 15, Inc.	Accord Human Resources of California II, Inc.	California
Accord Human Resources 16, Inc.	Accord Human Resources of Texas, Inc.	Texas
Accord Human Resources 17, Inc.	Accord Human Resources of Colorado, Inc.	Colorado
Accord Human Resources 18, Inc.	Accord Human Resources of New York III, Inc.	New York
Accord Human Resources 19, Inc.	Accord Personnel Services, Inc.	Florida
Accord Human Resources 20, Inc.	CEO, Inc.	Indiana
Accord Technology, LLC		Oklahoma
Mosaic By Accord, LLC		Oklahoma
SOI Holdings, Inc.		Delaware
Strategic Outsourcing, Inc.	SOI	Delaware
SOI, Inc.		Delaware
Amlease Corporation		Delaware
Summit Services, Inc.		New Jersey

Company Name	DBA/AKA	Incorporation Jurisdiction
Summit Services of Georgia, Inc.		Georgia
Amlease of PA, Inc.		Pennsylvania
SOI-17 of TN, Inc.		Tennessee
SOI-23 of FL, Inc.		Florida
Real Solutions, Inc.		Arizona
SOI-27 of CA, Inc.		California
SOI-28 of TX, Inc.		Texas
SOI-29 of AR, Inc.		Arkansas
SOI-31 of AR, Inc.		Arkansas
ALSUB-36, Inc.		Alabama
Strategic Outsourced HR, Inc.		Indiana
Star Outsourcing, Inc.		Arizona
AZSUB-51, Inc.		Arizona
NYSUB-54, Inc.		New York
NYSUB-55, Inc.		New York
SOI-59 of TX, Inc.		Texas
FLSUB-62, Inc.		Florida
TXSUB-64, Inc.		Texas
Route 66 HR Outsourcing, Inc.		California
Mayberry HR Outsourcing, Inc.		North Carolina
Rocky Top HR Outsourcing, Inc.		Tennessee
HR Complete, Inc.		Delaware
ASOI, Inc.		Delaware
Affiliated Risk Management, Inc.		North Carolina
Ambrose Employer Group, LLC	Ambrose	New York
Ambrose Advisory Services, LLC		New York